SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Schedule 14A
                                Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         MANCHESTER TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                          MANCHESTER TECHNOLOGIES, INC.
                               50 Marcus Boulevard
                            Hauppauge, New York 11788
                                 (631) 435-1199

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To be held on Thursday, March 10, 2005

Dear Shareholder:

     We cordially invite you to attend the 2005 Annual Meeting of Shareholders of Manchester Technologies, Inc., a New York corporation (the "Company"). The meeting will be held at the Smithtown Sheraton, 110 Motor Parkway, Smithtown, New York, on Thursday, March 10, 2005 at 10:15 a.m., local time. At the meeting our shareholders will:

     1. Elect seven (7) Directors to serve until the 2006 Annual Meeting of Shareholders;

     2. Vote on the approval of the Company's 2005 Incentive Compensation Plan;

     3. Vote on the ratification of the reappointment of KPMG LLP as independent auditors of the Company for the fiscal year ending July 31, 2005; and

     4. Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     A proxy statement describing the matters to be considered at the meeting is attached to this notice. Only holders of record of our common stock at the close of business on January 31, 2005 are entitled to notice of, and may attend and vote at, the meeting. If you cannot attend the meeting, you may vote by mailing the enclosed proxy card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even though he or she has already returned a proxy card.

     We look forward to seeing you at the meeting.

                                           By Order of the Board of Directors

                                           Seth Collins,
                                           President and Secretary

Hauppauge, New York
February 23, 2005

           SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING
                 ARE REQUESTED TO DATE, SIGN AND PROMPTLY RETURN
          THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                         MANCHESTER TECHNOLOGIES, INC.

                                PROXY STATEMENT

                               Table of Contents

                                                                            Page

INFORMATION CONCERNING SOLICITATION AND VOTING ...............................2

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING .................3

WHERE YOU CAN FIND ADDITIONAL INFORMATION ....................................4

MATTERS SUBMITTED TO SHAREHOLDERS ............................................4

     PROPOSAL NO. 1 ELECTION OF DIRECTORS ....................................4

     PROPOSAL NO. 2 APPROVAL OF THE 2005 INCENTIVE COMPENSATION PLAN .........5

     PROPOSAL NO. 3 RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS ...11

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS .....................12

OTHER INFORMATION ...........................................................15

EXECUTIVE COMPENSATION ......................................................16

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION ..............20

REPORT OF THE AUDIT COMMITTEE ...............................................22

STOCK PERFORMANCE GRAPH .....................................................23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..............................24

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE .....................24

                          Manchester Technologies, Inc.
                               50 Marcus Boulevard
                            Hauppauge, New York 11788
                                 (631) 435-1199

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                         Annual Meeting of Shareholders
                          To Be Held On March 10, 2005

                                  ------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

     Our Board of Directors is soliciting proxies for our 2005 Annual Meeting of Shareholders to be held on Thursday, March 10, 2005 at 10:15 a.m. (New York time) at the Smithtown Sheraton, 110 Motor Parkway, Smithtown, New York, and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     Manchester Technologies, Inc. ("Manchester") will pay the costs of soliciting proxies from shareholders. Directors, officers and regular employees may solicit proxies on behalf of Manchester, without additional compensation, personally or by telephone, mail, or telecopy. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and, upon request, will be reimbursed by Manchester for their reasonable expenses. Voting materials, which include this proxy statement, the proxy card and our 2005 Annual Report to Shareholders (which contains our financial statements for the fiscal year ended July 31, 2004), will first be mailed to holders of our common stock on or about February 23, 2005. Copies of our annual report on Form 10-K for the fiscal year ended July 31, 2004 and the exhibits thereto are available from Manchester without charge upon the written request of a shareholder. Copies of the Form 10-K are also available on-line through the Securities and Exchange Commission (the "SEC") at www.sec.gov.

     In this Proxy Statement, the terms "Manchester," the "Company," "we," "us," and "our" refer to Manchester Technologies, Inc., the term "Common Stock" refers to our common stock, par value $.01 per share and "Board of Directors" and "Board" refer to the Board of Directors of Manchester.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the 2005 Annual Meeting of Shareholders will not, by itself, revoke a proxy.

Record Date; Voting Securities

     The close of business on January 31, 2005 has been fixed as the record date ("Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 8,427,548 shares of Common Stock outstanding.

Voting and Solicitation

     Each holder of record of Common Stock on the Record Date will be entitled to one vote per share on all matters to be voted upon by the shareholders.

     New York law and the Company's By-Laws provide that a quorum consists of the presence, in person or by proxy, of a majority of shares which are entitled to vote at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner.

     Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows: (i) "FOR" the election of the seven persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; (ii) "FOR" the approval of the 2005 Incentive Compensation Plan (the "2005 Plan"); and (iii) "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending July 31, 2005. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the proxy will vote the shares they represent in accordance with their best judgment.

     The seven nominees for Director receiving the highest number of "FOR" votes will be elected as Directors of the Company to serve until the next annual meeting of shareholders. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of an abstention or a broker non-vote) will not be counted in such nominee's favor.

     The proposal to approve the 2005 Plan requires an affirmative vote of a majority of the votes cast at the meeting (such proposal to approve the 2005 Plan, "Proposal No. 2"). With respect to Proposal No. 2, abstentions will be treated as votes cast and will have the same effect as a vote against the matter. "Broker non-votes" will not be considered as votes cast with respect to the matter and so will have no effect on the vote, unless they result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote.

     The proposal to ratify the appointment of KPMG requires an affirmative vote of a majority of the votes cast at the meeting (such proposal to ratify the appointment of KPMG, "Proposal No. 3"). For purposes of Proposal No. 3, abstentions from voting or broker non-vote are not counted as "votes cast" with respect to such proposals and therefore will have no effect on such votes.

Voting by Manchester's Principal Shareholder

     As of the Record Date, Barry R. Steinberg was the holder of approximately 55.7% of the outstanding Common Stock. (See "Security Ownership of Certain Beneficial Owners" regarding the principal shareholders.) Mr. Steinberg has advised the Company that he will vote in favor of the Board of Director's slate of nominees for directors, in favor of approving the 2005 Plan and in favor of ratifying the appointment of KMPG LLP as the independent auditors of the Company for the fiscal year ending July 31, 2005.

          SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Shareholder proposals may be included in the Company's proxy materials for an Annual Meeting so long as they are provided to the Company on a timely basis and satisfy the other conditions set forth in applicable rules of the Securities and Exchange Commission ("SEC"). For a shareholder proposal to be included the Company's proxy materials for the 2006 Annual Meeting of Shareholders, the proposal must be received at our offices located at Manchester Technologies, Inc., 50 Marcus Boulevard, Hauppauge, New York 11788, addressed to the Secretary, not later than October 26, 2005.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. These materials can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or free of charge by visiting the SEC's web site at www.sec.gov. The Company's Common Stock is traded on the NASDAQ National Market under the symbol "MANC."

                        MATTERS SUBMITTED TO SHAREHOLDERS

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

General

     Seven directors are to be elected at the meeting. Each director is to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Unless otherwise specifically directed by shareholders executing proxies, it is intended that all proxies in the accompanying form received in time for the annual meeting will be voted at the meeting "FOR" the election of the nominees named below. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, the position may be left vacant, or the Board may be reduced accordingly. The Board of Directors is not aware of any circumstances likely to render any nominee unavailable.

Nominees

     The persons listed below (other than Seth Collins) are currently directors of Manchester and all of such persons have been selected by the Board of Directors as nominees for election as directors at the annual meeting. Except for Seth Collins, who is the son-in-law of Barry R. Steinberg, there is no family relationship between any nominee and any other nominee or executive officer of the Company. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such person's holding of equity securities of the Company. Certain information regarding the nominees is set forth below:

                                        Director
Name                            Age*      Since      Position With the Company
-------------------------------------------------------------------------------
Barry R. Steinberg(1)           63        1973       Chairman of the Board, CEO
                                                     and Director

Seth Collins                    37        ----       President and Secretary

Joel G. Stemple(1)              62        1982       Director

Joel Rothlein(1)(2)             75        1996       Director

Michael E. Russell(3)           57        1998       Director

Yacov A. Shamash(2)(3)          55        2003       Director

Jeffrey Melnick(2)(3)(4)        37        2005       Director

__________________
*    As of January 31, 2005
(1)  Member of the Executive Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Audit Committee.
(4) Mr. Melnick was elected by the Board of Directors as a director of the Company on January 31, 2005, to fill the vacancy resulting from the resignation of Bert Rudofsky.

     Barry R. Steinberg, Manchester's founder, has served as its Chairman of the Board and Chief Executive Officer since its formation in 1973. Mr. Steinberg also served as the Company's President from its formation until February 16, 2005.

     Seth Collins has served as President of the Company since February 16, 2005 and our Secretary since August 2004. Mr. Collins also served as our Executive Vice President from August 2004 until February 2005. Prior to that Mr. Collins served as our Vice President-Operations from January 2003 until August 2004 and our Director of Operations from February 1999 until January 2003. Prior to joining us, Mr. Collins was a manager in the financial services consulting group of Oracle Corporation, a software company, and worked for FleetBoston, a bank, and Andersen Consulting. Mr. Collins is a graduate of Rensselaer Polytechnic Institute.

     Joel G. Stemple served as Executive Vice President of the Company from September 1996 through July 2004 and as its Vice President from August 1982 to September 1996. Dr. Stemple previously performed consulting services for Manchester and, from 1966 to 1982, served as Assistant and Associate Professor of Mathematics at Queens College, City University of New York.

     Joel Rothlein, Esq. is a partner in the law firm of Kressel, Rothlein, Walsh & Roth, LLC, where he has practiced law since 1955. Kressel, Rothlein, Walsh & Roth, LLC and its predecessor firms have acted as outside general counsel to the Company since the Company's inception.

     Michael E. Russell has served as a Director of Investments and Senior Vice President at Wachovia Securities (and its predecessor firm Prudential Securities), since 1982. Mr. Russell was a Special Assistant to the New York State Senate Majority Leader from 1991 to 1994, a commissioner of the New York State Commission on Cable Television from 1989 to 1991 and a member of the New York State Metropolitan Transportation Authority from 1987 to 1989.

     Yacov A. Shamash has served as the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Dr. Shamash developed and directed the NSF Industry/ University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves as a Director of Key Tronic Corporation, an electronics manufacturing services provider and keyboard manufacturer, American Medical Alert Corp., a provider of healthcare communication services and advanced home health monitoring technologies, and Netsmart Technologies Inc., a provider of software solutions for the healthcare industry.

     Jeffrey Melnick has served as a Senior Vice President of Corporate Development at Marsh Inc., a risk and insurance services firm, specializing in corporate mergers and acquisitions since December 2003. Mr. Melnick was the Chief Financial Officer of Solow Realty and Development Company LLC, a real estate developer from May 2003 to November 2003 and held various positions with General Electric Company from June 1997 to May 2003. Prior to that, Mr. Melnick worked at Ernst & Young from October 1991 to June 1997, first as an Audit Senior then as a Consulting Tax Manager. Mr. Melnick is a Certified Public Accountant and holds a bachelors degree in Accounting and a Masters degree in Taxation.

Recommendation of the Board of Directors

     The Board of Directors recommends that shareholders vote "FOR" the election of the nominees named above (Proposal No. 1 on the Proxy Card).

                                 PROPOSAL NO. 2

                APPROVAL OF THE 2005 INCENTIVE COMPENSATION PLAN

     Each of the Compensation Committee and the Board of Directors has adopted the 2005 Plan and is recommending that shareholders approve the 2005 Plan at the Annual Meeting. The Company should have the flexibility to grant other forms of compensation to its directors, officers, employees, and third party service providers in addition to that which has been available under its Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan (the "1996 Option Plan"). The 2005 Plan is integral to the Company's compensation strategies and programs for directors, officers, employees, and third party service providers. The Compensation Committee and the Board of Directors believe that the 2005 Plan would maintain the flexibility that the Company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees and directors essential for achievement of the Company's success. If the 2005 Plan is adopted by the Company's shareholders, the Company will no longer issue options under the 1996 Option Plan.

     The 2005 Plan would permit the grant of options, share appreciation rights ("SARs"), restricted shares, restricted share units, performance awards, annual incentive awards, cash-based awards and other share-based awards. Shareholder approval of the 2005 Plan, among other things, is intended to (1) comply with applicable securities law requirements, (2) permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code and (3) allow for the issuance of the "incentive stock options" described below. Individuals eligible to receive awards and grants under the 2005 Plan include employees, officers, directors, consultants, agents, advisors and other third party service providers of the Company and its subsidiaries. As of February 23, 2005, there are 6 directors, 3 executive officers and approximately 105 employees (other than executive officers) who are eligible to receive awards under the 2005 Plan.

     A summary of the principal features of the 2005 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2005 Plan that is attached to this Proxy Statement as Appendix A.

Description of the 2005 Plan

     The purpose of the 2005 Plan is to provide a means whereby employees, directors, and third party service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the 2005 Plan is to provide a means through which the Company may attract able persons to become employees or serve as directors or third party service providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain share ownership, thereby strengthening their concern for the welfare of the Company.

     The 2005 Plan will become effective upon shareholder approval and will terminate ten years later unless sooner terminated.

2005 Plan and Participant Share Limits

     The maximum number of Common Shares issuable under the 2005 Plan is 1,000,000, which represents approximately 12% of the current outstanding Common Shares.

     Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares to the Company, or if an SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the 2005 Plan.

     The 2005 Plan also imposes annual per-participant award limits. The maximum number of shares for which options may be granted to any person in any calendar year is 500,000. The maximum number of shares subject to SARs granted to any person in any calendar year is 500,000. The maximum aggregate grant to any person in any calendar year of restricted shares or restricted share units is 500,000 shares. The maximum aggregate grant to any person in any calendar year of performance units or performance shares is the value of 500,000 shares determined as of the earlier of the date of vesting or payout. The maximum aggregate grant to any person in any calendar year of cash-based awards may not exceed $2,000,000. The maximum aggregate grant to any person in any calendar year of other share-based awards is 500,000 shares.

     The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Designated Committee (as defined in the paragraph below) to reflect share dividends, share splits, reverse share splits, and other corporate events or transactions, including without limitation distributions of shares or property other than normal cash dividends. The Designated Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, consolidations, spin-offs and other corporate reorganizations.

Administration

     A committee designated by the Board of Directors, consisting of at least two directors, all of whom must be considered (i) a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended; (ii) an "outside director" pursuant to Section 162(m) of the Internal Revenue Code; and (iii) an "independent director" for purposes of the rules and regulations of the NASDAQ (the "Designated Committee"), will be responsible for administering the 2005 Plan. The Designated Committee will have the discretionary power to interpret the terms and intent of the 2005 Plan and any 2005 Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the Designated Committee will be final and binding. The Designated Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Designated Committee may also delegate to one or more Company officers the power to designate other employees and third party service providers to be recipients of awards.

Eligibility

     Employees, nonemployee directors, and third party service providers of the Company and its subsidiaries who are selected by the Designated Committee are eligible to participate in the plan.

Options

     The Designated Committee may grant both incentive options ("ISOs") and nonqualified options ("NQSOs") under the 2005 Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the shares underlying such options on the date of grant; however, the exercise price can be established at a premium to the fair market value of the shares on the date of grant or can be indexed to the fair market value of the shares on the date of grant (provided that the exercise price cannot be less than one hundred percent (100%) of the fair market value of the shares on the date of grant (110% with respect to ISOs granted to a 10% shareholder)). The latest expiration date cannot be later then the tenth (10th) anniversary of the date of grant (for an ISO, the 5th anniversary of the date of grant if the recipient is a 10% shareholder). Fair market value under the 2005 Plan may be determined by reference to market prices on a particular trading day or on an average of trading days, as determined by the Designated Committee. The exercise price may be paid with cash or its equivalent, with previously acquired shares (in certain circumstances, that have been held at least six months), or by other means approved by the Designated Committee, including by means of a broker-assisted cashless exercise.

Share Appreciation Rights

     The Designated Committee may grant SARs under the 2005 Plan either alone or in tandem with options. The grant price of an SAR cannot be less than the fair market value of the shares at the time of grant. SARs can also be granted with a grant price that is greater than the fair market value of the shares on the date of grant or that is indexed to the fair market value of the shares on the date of grant (provided that the grant price of such SAR cannot be less than the fair market value of the shares at the time of grant). The grant price of an SAR granted in tandem with an option will be the same as the option price of the option. SARs cannot be exercised later then the tenth (10th) anniversary of the date of grant. SARs granted in tandem with ISOs are subject to special restrictions.

     Freestanding SARs may be exercised on such terms as the Designated Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of an SAR, the holder will receive from the Company cash, shares, or a combination, as determined by the Designated Committee, equal in value to the difference between the fair market value of the shares subject to the SAR, determined as described above, and the grant price.

Restricted Shares and Restricted Share Units

     The Designated Committee may award restricted shares and restricted share units. Restricted share awards consist of shares that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted share unit awards result in the transfer of shares to the participant only after specified conditions are satisfied. A holder of restricted shares is generally treated as a current shareholder (subject to the restrictions), whereas the holder of a restricted share unit award is treated as a shareholder with respect to the award only when the shares are delivered in the future. The Designated Committee will determine the restrictions and conditions applicable to each award of restricted shares or restricted share units.

Performance Unit and Performance Share Awards

     Performance unit and performance share awards may be granted under the 2005 Plan. Performance unit awards will have an initial value that is determined by the Designated Committee. Performance shares will have an initial value that is based on the fair market value of the shares on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Designated Committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance unit and performance share awards that are intended to constitute "qualified performance-based compensation" will be based upon one or more of the following: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales growth; (iv) net operating profit; (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; and (x) share price (including, but limited to, growth measures and total shareholder return).

     The Designated Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; acquisitions, divestitures, joint ventures, or alliances; and foreign exchange gains and losses.

     Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Designated Committee has the discretion to adjust these awards downward. In addition, the Designated Committee has the discretion to make awards that do not qualify as performance-based compensation. Awards may be paid in the form of cash, shares, or in any combination, as determined by the Designated Committee.

Cash-Based Awards

     The Designated Committee may grant cash-based awards under the 2005 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the Designated Committee may determine that are not inconsistent with the terms of the 2005 Plan. Although based on a specified dollar amount, cash-based awards may be paid, in the Designated Committee's discretion, either in cash or by the delivery of shares.

Other Share-Based Awards

     The Designated Committee may grant equity-based or equity-related awards, referred to as "other share-based awards," other than options, SARs, restricted shares, restricted share units, or performance shares. The terms and conditions of each other share-based award shall be determined by the Designated Committee. Payment under any other share-based awards will be made in shares or cash, as determined by the Designated Committee.

Dividend Equivalents

     The Designated Committee may provide for the payment of dividend equivalents with respect to any shares subject to an award that have not actually been issued under the award.

Termination of Employment

     The Designated Committee will determine how each award will be treated following termination of the holder's employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.

Additional Provisions

     Neither ISOs nor, except as the Designated Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime, an ISO and, except as the Designated Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

Treatment of Awards Upon a Change of Control and Related Transactions

     One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a Participant providing for different terms or provisions with respect to such awards upon a "Change of Control" of the Company (as that term may be defined in such written agreement), provided, that such written agreement may not increase the maximum amount of such awards.

Amendment of Awards or 2005 Plan and Adjustment of Awards

     The Designated Committee may at any time alter, amend, modify, suspend, or terminate the 2005 Plan or any outstanding award in whole or in part, except that no amendment of the 2005 Plan will be made without shareholder approval if shareholder approval is required by applicable law. No amendment to an award previously granted may adversely affect the rights of any participant to whom such award was granted without such participant's consent, unless specifically provided for in the 2005 Plan.

Awards for Non-U.S. Employees

     To comply with the laws in other countries in which the Company or its subsidiaries operate or may operate or have employees, directors, directors, or third-party service providers, the Designated Committee may establish, among other things, subplans under the 2005 Plan and modify the terms of the awards made to such employees, directors, directors or third-party service providers.

Material Federal Income Tax Considerations

     The following is a brief summary of the principal federal income tax consequences of awards under the 2005 Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Options

     Unless the Shareholders approve the 2005 Plan, the Company will be unable to issue ISOs. An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, the exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

     Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the shares within two (2) years after the date of the grant of the ISO and has held the shares for at least one (1) year after the date of exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

     If an optionee sells ISO shares before having held them for at least one
(1) year after the date of exercise and two (2) years after the date of grant (a "disqualifying disposition"), the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale, or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of a disqualifying disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disqualifying disposition.

Nonqualified Options

     In general, an optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option.

Restricted Shares

     A participant who receives an award of restricted shares does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

     A participant may elect to recognize income at the time he or she receives restricted shares in an amount equal to the fair market value of the restricted shares (less any cash paid for the shares) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the shares will be taxed as capital gains when the shares are sold. However, if after making such an election, the shares are forfeited, the participant will be unable to claim any loss deduction.

     The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards

     In the case of an exercise of an SAR or an award of restricted share units, performance shares, performance units, share awards, or incentive awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Million Dollar Deduction Limit

     Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than one million ($1,000,000) dollars that is paid to an individual who, on the last day of the taxable year, is either the Company's chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company's proxy statement (a "Covered Employee"). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. It is intended that awards under the 2005 Plan made to Covered Employees in the form of options, performance-based restricted shares, performance shares, performance units, SARs, and cash payments under annual incentive awards will constitute qualified performance-based compensation and, as such, will be exempt from the one million ($1,000,000) dollar limitation on deductible compensation, but no assurance can be made in this regard.

Compliance With Deferred Compensation Provisions of American Jobs Creation Act

     The American Jobs Creation Act of 2004, enacted at the end of last year, added new Section 409A of the Code. Section 409A imposes penalty taxes and interest charges on employees who receive certain deferred compensation that does not meet the requirements of Section 409A. The Company intends that awards under the Plan will meet the requirements of Section 409A, but no assurance can be made in this regard.

Withholding Taxes

     Awards made to participants under the 2005 Plan may be subject to federal, state and local income tax and employment tax withholding obligations and the Company will comply with any requirements to withhold such taxes.

New 2005 Plan Benefits

     Because benefits under the 2005 Plan will primarily depend on the Designated Committee's actions and the fair market value of the Company's Common Shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers, other employees and third party service providers if the 2005 Plan is approved by the shareholders. On January 31, 2005, the closing price of the Company's Common Shares was $8.77.

Recommendation of the Board of Directors

     The Board of Directors recommends that shareholders vote "FOR" the 2005 Plan (Proposal No. 2 on the Proxy Card).

                                 PROPOSAL NO. 3

              RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

General

     The Audit Committee selects our independent public accountants. At the meeting, our shareholders are being asked to approve KPMG LLP as our independent public accountants for the fiscal year ending July 31, 2005. KPMG LLP has acted as our independent auditors since our fiscal year ended July 31, 1994. Representatives of KPMG LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the shareholders do not ratify the appointment of KPMG LLP, the selection of independent auditors will be reconsidered by the Audit Committee.

Fees Billed for Services Rendered by Principal Auditors

     For the fiscal years ended July 31, 2004 and July 31, 2003, fees for professional services provided by KPMG LLP are set forth below:

                                                 Year Ended July 31,
                                              2004                2003
                                        ---------------      --------------
Audit Fees(1)                           $      121,000       $     100,000
Audit Related Fees(2)                   $      125,000       $       3,500
Tax Fees                                $          ---       $         ---
All Other Fees                          $          ---       $         ---

___________________
(1) Includes fees associated with the annual audit of the Company's consolidated financial statements, the reviews of the Company's quarterly reports on Form 10-Q and fees related to regulatory filings.

(2) Audit related fees in 2004 principally related to professional services rendered for carve-out audits required under SEC rules in connection with the sale of the Company's information technology business.

Pre-Approval Policies and Procedures

     During 2004, the Audit Committee approved all the types of audit and audit related services which KPMG LLP was to perform during the year and the range of fees for each of these categories, as required under applicable law. The Audit Committee's current practice is to consider for pre-approval annually all categories of audit and audit related services proposed to be provided by our independent auditors for the fiscal year. The Audit Committee will also consider for pre-approval annually the range of fees and the manner in which the fees are determined for each type of pre-approved audit and non-audit services proposed to be provided by our independent auditors for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services or any proposed services exceeding pre-approved cost levels. The Audit Committee has not delegated pre-approval authority to any of its members or any other person.

Recommendation of the Board of Directors

     The Board of Directors recommends that shareholders vote "FOR" the reappointment of KPMG LLP as independent auditors for the year ending July 31, 2005 (Proposal No. 3 on the Proxy Card).

             THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors

     The business affairs of the Company are managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval of the Board of Directors. The Board of Directors also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board of Directors. The Board of Directors of the Company held a total of six meetings during the fiscal year ended July 31, 2004. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the meetings of all committees of the Board of Directors on which he served during 2004.


     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The functions and membership of each committee of the Board of Directors are set forth below. Because Mr. Steinberg owns more than 50% of the voting power in the Company, the Company is deemed to be a "controlled company" under the rules of the Nasdaq National Market ("Nasdaq"). As a result, we are exempt from the Nasdaq rules that require listed companies to have (i) a majority of independent directors on the Board of Directors, (ii) a compensation committee and nominating committee composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (iv) a majority of the independent directors or a nominating committee composed solely of independent directors elect to fill vacancies or recommend director nominees for selection by the Board of Directors.

     Executive Committee. The Executive Committee consists of Barry R. Steinberg, Joel G. Stemple and Joel Rothlein. The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of the Company between meetings of the Board, subject to the provisions of the Company's By-Laws and New York State law. During fiscal year 2004, the Executive Committee did not meet and did not act by unanimous written consent.

     Audit Committee. The Audit Committee consists of Michael E. Russell (Chairman), Jeffrey Melnick and Yacov A. Shamash. Each member of the Audit Committee is "independent" of the management of the Company under the current listing standards of the National Association of Securities Dealers ("NASD"). The Board of Directors has determined that each of Messrs. Russell and Melnick qualify as an "audit committee financial expert" under the rules of the SEC. The Audit Committee acts pursuant to the Second Amended and Restated Audit Committee Charter adopted by the Board of Directors on October 29, 2003, and met five times in fiscal year 2004. To fulfill its responsibilities to the Company's shareholders and the investment community, this Committee, among other things:

     [ ] is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

     [ ] meets with the independent auditors, as appropriate, to discuss scope, staffing, and procedures of their audit plan, the proposed fee for the audit, and the results of their audit (including their comments or recommendations arising therefrom);

     [ ] reviews the Company's financial accounting policies and decisions and reports thereon to the Board prior to the issuance of the annual financial statements; and

     [ ] reviews and approves all audit and non-audit services to be performed by the independent auditors and the fees to be paid by the Company for such services, and considers the possible effects of any non-audit services on the auditors' independence.

     Compensation Committee. The Compensation Committee consists of Joel Rothlein (Chairman), Jeffrey Melnick and Yacov A. Shamash. The Committee establishes compensation policies and determines compensation for the executive officers of the Company. The Board of Directors itself administers the 1996 Option Plan, (provided that option grants to Mr. Steinberg must first be recommended by the Compensation Committee). The Compensation Committee met eight times during fiscal year 2004.

Director Compensation

     For the fiscal year ended July 31, 2004, each non-employee director of the Company was paid a cash annual retainer of $20,000 for his services as a director, including any committee membership. This retainer is all inclusive and was paid in four quarterly installments. In addition, each non-employee director has been granted annually on August 1, an option under the 1996 Option Plan to purchase 10,000 shares at an exercise price per share equal to the fair market value per share of the Common Stock as of the close of business on the last business day preceding such grant. Accordingly, on August 1, 2004, each non-employee director received non-incentive options to purchase 10,000 shares at an exercise price of $4.61 per share (the fair market value per share of the Common Stock on that date). The recently granted options are exercisable immediately upon such grant and expire on the earlier of August 1, 2009 and three months after the director ceases to be a director of the Company. If the shareholders approve the 2005 Plan, the Company intends to grant an equal number of options under the 2005 Plan to the non-employee directors.

Policy Governing Shareholder Communications with the Board of Directors

     The Board of Directors has adopted a policy governing shareholder communications with the Board of Directors.

     In accordance with the policy, shareholders of the Company seeking to communicate with the Board of Directors should submit any communications in writing to the Company's Secretary, at Manchester Technologies, Inc., 50 Marcus Boulevard, Hauppauge, New York 11788. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. Under the policy, the Company's Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or inappropriate, in which case the Company's Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

     If a shareholder communication is addressed exclusively to a non-management director of the Company or the Company's non-management directors as a group, the Company's Secretary will first consult with and receive the approval of the Chairman of the Audit Committee before disclosing or otherwise discussing the communication with directors who are members of management.

Policy Governing Director Nominations

     As stated above, because Mr. Steinberg owns more than 50% of the voting power in the Company, the Company is deemed to be a "controlled company" under the Nasdaq rules. Because the Company is a "controlled company," the Board of Directors has elected not to establish a separate nominating committee or formal rules governing director nominations from shareholders. In the event of any vacancy on the Board of Directors, or in the event that the Board of Directors is to be expanded, the Board of Directors will determine at such time the appropriate procedures for filling the vacancy or additional position. The Board of Directors may decide at such time to authorize a committee of the Board of Directors to conduct the search for a director and to recommend nominations to the full Board of Directors.

     The Board of Directors has not set specific, minimum qualifications that must be met by a director candidate. In evaluating candidates for the Board of Directors, a number of attributes are considered, including, but not limited to, the following:

     o    personal and professional character, integrity, ethics and values;

     o    general business experience and skills;

     o    experience or expertise in the relevant industry or technologies; and

     o    aptitude in accounting and finance.

     The Board of Directors also may consider (i) whether a candidate would be deemed to be "independent" under the applicable laws, rules or regulations and
(ii) whether the candidate's existing business commitments would interfere with the candidate's ability to devote sufficient time to discharge his or her duties as a director.

                                OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information, as of January 31, 2005, with respect to the beneficial ownership of the Common Stock by each person known by us to beneficially own or exercise voting or dispositive control over five percent or more of the outstanding Common Stock, each director and each executive officer named in the Summary Compensation Table on page 17 of this Proxy Statement, and all executive officers and directors as a group. Unless otherwise indicated, the address for each of the Company's officers and directors is c/o Manchester Technologies, Inc., 50 Marcus Boulevard, Hauppauge, New York 11788.

                                Amount and Nature       Percent of Outstanding
Name and Address            of Beneficial Ownership(1)       Shares Owned(1)
-----------------------     -------------------------   ----------------------

Barry R. Steinberg(2)               4,690,201                  55.7%

Joel G. Stemple                       626,263                   7.4%

Seth Collins(3)                        90,000                   1.1%

Joel Rothlein(4)                       62,666                   *

Michael E. Russell(4)                  50,000                   *

Elan Yaish(4)                          25,000                   *

Yacov A. Shamash(4)                    10,000                   *

Jeffrey Melnick                           ---                   ---

Dimensional Fund Advisors Inc.(5)     553,200                   6.6%

Bjurman, Barry and Associates (6)     441,000                   5.2%

All named executive officers,
 director nominees and directors
 as a group (8 persons)(7)          5,610,130                  64.9%
___________
*    Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of January 31, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the shareholders named in the table have sole voting and investment power with respect to the shares set forth opposite each such shareholder's name.
(2) Excludes 59,000 shares owned by Mrs. Sheryl Collins, a daughter of Mr. Steinberg and wife of Mr. Collins, which shares were purchased with the proceeds of a loan from Mr. Steinberg. As reported on Schedule 13D filed on March 24, 1997, as amended, Mr. Steinberg and Mrs. Collins each disclaim beneficial ownership of the Common Stock owned by the other.
(3) Includes 59,000 shares of Common Stock owned by Mrs. Collins, as to which Mr. Collins disclaims beneficial ownership.
(4) Includes options exercisable at or within 60 days to purchase 25,000 shares (Mr. Yaish); 31,000 (Mr. Collins); 50,000 shares (Messrs. Rothlein and Russell); and 10,000 shares (Mr. Shamash).
(5) Based solely on a Schedule 13G filed with the SEC on February 6, 2004, by Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"). Dimensional has sole voting and dispositive power over the shares. The principal address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Percentage of ownership based on 8,427,548 shares of common stock issued and outstanding on January 31, 2005.
(6) Based solely on a Schedule 13G filed with the SEC on April 7, 2004, by Bjurman, Barry and Associates ("Bjurman Barry"). Bjurman Barry has sole voting and dispositive power over the shares. The principal address of Bjurman Barry is 10100 Santa Monica Boulevard, Suite 1200, Los Angeles, CA 90067.
(7)  See notes 1 through 4 above.

Executive Officers

     Our executive officers serve at the request of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of shareholders. The executive and other principal officers, as of February 23, 2005, of the Company are as follows:

Name                    Position With the Company
------------------      -------------------------
Barry R. Steinberg      Chairman of the Board and Chief Executive Officer

Seth Collins            President and Secretary

Elan Yaish              Vice President-Finance, Chief Financial Officer
                         and Assistant Secretary

     Biographical information regarding Messrs. Steinberg and Collins is set forth above under the caption "Directors." Biographical information with respect to Mr. Yaish is set forth below. Mr. Yaish's age is as of January 31, 2005.

     Elan Yaish, age 35, has served as our Chief Financial Officer and Assistant Secretary since August 2002 when he joined the Company, and was named our Vice President-Finance in January 2003. From February 2000 until joining the Company, Mr. Yaish served as Assistant Vice President of Finance for Comverse Technology, Inc., a provider of software and systems that enable multimedia value added services in wireless and wireline networks. From June 1996 until February 2000, Mr. Yaish was employed as Vice President of Finance and Controller for Trans-Resources, Inc., a provider of specialty plant nutrients as well as industrial and organic chemicals for businesses worldwide. Mr. Yaish is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides information concerning compensation paid or accrued by the Company during the fiscal years ended July 31, 2004, 2003 and 2002 to our Chief Executive Officer and to our four other most highly compensated executive officers serving at the end of fiscal year 2004 (collectively, the "Named Executive Officers"):

                                       16

                                                      SUMMARY COMPENSATION TABLE

                                    Annual Compensation                   Long-Term Compensation
                           --------------------------------------------   ----------------------
       Name and                                               Other           Common Stock
       Principal                                              Annual          Underlying           All Other
       Position            Year    Salary        Bonus     Compensation        Options            Compensation
-----------------------    ----   ---------      -----     ------------      ------------         ------------
Barry R. Steinberg,        2004    $650,000          -      $55,808 (2)            -                    -
Chief                      2003    $650,000          -      $47,931 (2)            -                    -
Executive Officer          2002    $650,000          -      $49,429 (2)            -                    -

Seth Collins,              2004    $225,000      $150,000   $13,500 (3)            -                    -
President and              2003    $171,202          -      $20,700 (3)            -                    -
Secretary(8)

Elan Yaish,                2004    $225,000      $150,000   $21,950 (4)            -                    -
Chief Financial            2003    $200,782      $ 25,000   $12,433 (4)            -                    -
Officer, Vice
President -
Finance and
Assistant Secretary

Joel G. Stemple,           2004    $225,000          -      $35,066 (5)            -                    -
Executive Vice             2003    $225,000          -      $33,649 (5)            -                    -
President and              2002    $375,000          -      $33,349 (5)            -                    -
Secretary(9)

Laura Fontana,             2004    $225,000      $150,000   $ 9,901 (6)            -                    -
Vice President -           2003    $227,630          -      $30,744 (6)            -                    -
Technical Services(10)     2002    $196,794      $ 20,406   $35,744 (6)            -                    -

Rob Sbarra
Vice President -           2004    $225,000      $ 35,000   $26,952 (7)            -                    -
Sales and Marketing(11)


No restricted stock awards, stock appreciation rights or long-term incentive plan awards (all as defined in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during the fiscal year ended July 31, 2004.
__________
(1) Includes in fiscal year 2004 employer matching contributions made by the Company to its defined contribution plan in the following amounts with respect to the following individuals: (i) $6,150, for each of Messrs. Steinberg, Collins, Yaish and Stemple; (ii) $4,152 for Mr. Sbarra; and
     (iii) $3,053 for Ms. Fontana. Includes in fiscal 2003 employer matching contributions made by the Company's to its defined contribution plan in the following amounts with respect to the following individuals: (i) $6,000 for each of Messrs. Steinberg, Collins, Yaish and Stemple, and $4,500 for Ms. Fontana. Includes in fiscal 2002 employer matching contributions made by the Company of $6,000 for each of Messrs. Steinberg, Stemple and Ms. Fontana.
(2) Includes $42,302 in 2004 and $34,575 in 2003 and 2002, of premiums paid by the Company for a whole life insurance policy on Mr. Steinberg's life, such policy having a face value of $2,600,000 and under which Mr. Steinberg's daughters, on the one hand, and the Company, on the other hand, are beneficiaries and share equally in the death benefits payable under the policy.
(3) Includes $5,000 in 2004 and $11,250 in 2003 representing the present value of benefits earned under the Company's deferred compensation plan.
(4) Includes $8,000 in 2004 and $1,333 in 2003 representing the present value of benefits earned under the Company's deferred compensation plan. Mr. Yaish was not employed by the Company during fiscal year 2002.
(5) Includes $10,575 in 2004 and $17,286 in 2003 and 2002 of premiums paid by the Company for a whole life insurance policy on Mr. Stemple's life having a face value of $1,300,000 and under which his spouse and the Company are beneficiaries and are entitled to $600,000 and $700,000, respectively, of the death benefits payable under the policy.

(6) Includes $1,944 in 2003, and $1,943 in 2002 of premiums paid by the Company for a whole life insurance policy in the name of Ms. Fontana having a face value of $589,000 and under which her minor child and the Company are beneficiaries and are entitled to $200,000 and $389,000, respectively, of death benefits payable under the policy. Also includes $15,000 and $20,000 in 2003 and 2002, respectively, representing the present value of benefits earned under the Company's deferred compensation plan.
(7) Includes $15,000 in 2004 representing the present value of benefits earned under the Company's deferred compensation plan.
(8) Mr. Collins became an officer of the Company on January 22, 2003. The figures indicated for fiscal year 2003 represent his compensation for all of fiscal year 2003. Mr. Collins was promoted to Executive Vice President on August 1, 2004 and to President on February 16, 2005.
(9) Mr. Stemple served as Executive Vice President and Secretary until July 31, 2004.
(10) Ms. Fontana served as Vice President - Technical Services until June 1,
     2004.
(11) Mr. Sbarra served as Vice President - Sales and Marketing until July 31, 2004.

Aggregated Options Exercises and Fiscal Year-end Options Value Table

     The following table sets forth certain information concerning the number and value of exercisable and unexercisable options granted to the Named Executive Officers as of July 31, 2004. No options were exercised by, the Named Executive Officers during the fiscal year ended July 31, 2004. The Company has not granted any share appreciation rights since its inception.

Aggregated Option Exercises in 2004 and Option Values at July 31, 2004

                                                Number of                    Value of Unexercised
                                            Unexercised Options              In-the-Money Options
                                             at July 31, 2004                at July 31, 2004(1)
                                        -----------------------------   --------------------------------
              Shares
             Acquired
                on        Value
             Exercise     Realized
Name        (# shares)      ($)          Exercisable    Unexercisable     Exercisable     Unexercisable
------      -----------   -----------    -----------    -------------     -----------     -------------
Seth
Collins           -          -              31,000         75,000           $85,870         $207,750

Elan
Yaish             -          -              25,000         75,000           $69,250         $207,750

____________

(1) Based on the closing sale price of the common stock as of July 31, 2004 ($4.61 per share) minus the applicable exercise price.

Employment Agreements

     We had an employment agreement with Joel G. Stemple which terminated on July 31, 2004. Under the employment agreement, which commenced on August 1, 2003, Dr. Stemple received a base salary of $225,000, and was entitled to an automobile and certain deferred compensation benefits, as well as medical and other benefits generally offered by us to our employees. Dr. Stemple also was able to participate in our 1996 Option Plan. The Company and Dr. Stemple have entered into a Severance and Release Agreement, which became effective upon the termination of Dr. Stemple's employment by the Company, pursuant to which the Company agreed to pay Dr. Stemple the sum of $62,000 per annum during each of fiscal years 2005, 2006 and 2007, and provide him with certain medical insurance benefits. The Company and Dr. Stemple also agreed to release each other from certain claims. Dr. Stemple also agreed not to disclose certain information pertaining to the Company's business, and, during the severance period, to not compete with the Company, solicit its employees or interfere with its relationships with its customers.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee include Joel Rothlein, Esq., Jeffrey Melnick and Yacov A. Shamash. Mr. Rothlein is a partner of Kressel, Rothlein, Walsh & Roth, LLC, the Company's outside General Counsel. See "Certain Relationships and Related Transactions" below for discussion of transactions by the Company with Kressel, Rothlein,Walsh & Roth, LLC.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introduction

     The Board of Directors and the Compensation Committee are responsible for the administration of the Company's compensation programs. These programs include base salary and cash bonuses for executive officers, which are determined by the Compensation Committee, and the 1996 Option Plan which is administered by the Board of Directors (provided that grants of stock options to Mr. Steinberg must first be recommended by the Compensation Committee). The Board of Directors and the Compensation Committee have approved the adoption of the 2005 Plan. If the 2005 Plan is approved by the shareholders of the Company at the 2005 Annual Meeting of Shareholders, the 2005 Plan will be administered by a committee designated by the Board of Directors, consisting of at least two directors, all of whom must be considered "outside" directors pursuant to the Internal Revenue Code. Upon the adoption of the 2005 Plan, the Company will cease to issue any additional options under the 1996 Option Plan.

Compensation Philosophy

     The primary goal of the Company is to align compensation with the Company's business objectives and performance. In addition, the Company aims to attract, retain, and reward executive officers and other key employees who contribute to the long-term shareholder value with a total compensation package that the Company considers to be competitive. To establish the relationship between executive compensation and the creation of shareholder value, the Board and the Compensation Committee utilize a compensation package comprised of base salary, cash bonuses and stock option awards. Through stock option awards in the past, the Company attempted to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees. The Company hopes that the 2005 Plan, if adopted by the shareholders of the Company, will help to ensure that individuals continue to be motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Compensation Program

     The Company's executive compensation program has three major components, each of which is intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Board and the Compensation Committee consider these components of compensation individually, as well as collectively, in determining total compensation for executive officers. In making compensation determinations, the Board and the Compensation Committee have not historically attributed specific values or weights to any particular performance factors, and have made their decisions primarily on a subjective basis, although in doing so, the Compensation Committee has taken into consideration the financial status of the Company and salaries paid to executives of similar companies. The particular elements of the compensation program for executive officers are explained below:

     1. Base salary. The base salaries of the Company's Named Executive Officers for fiscal year 2004 were established by the Compensation Committee, based primarily on the contributions made by such persons during fiscal year 2003 and prior years and expected future contributions. In reviewing the individual performance of Messrs. Collins, Yaish and Sbarra, and Ms. Fontana, the Compensation Committee met with, and took into account the views of, the Company's Chief Executive Officer and its Executive Vice President. Dr. Stemple's base salary was established pursuant to his employment agreement with the Company, which became effective on August 1, 2003 and terminated on July 31, 2004.

     2. Annual incentive compensation. For fiscal year 2004, incentive compensation was governed by the Company's Executive Incentive Bonus Plan (the "Bonus Plan"), which provides our executive officers with direct financial incentives in the form of cash bonuses to achieve corporate performance goals and is administered by the Compensation Committee. The purpose of the Bonus Plan is to motivate and reward eligible employees for good performance by making a portion of their cash compensation dependent upon the Company achieving certain levels of earnings before taxes ("EBT"). For fiscal year 2004, the amount of the aggregate bonus available to the Bonus Plan participants was based upon varying percentages depending upon the amount by which the Company's 2004 EBT equaled or exceeded certain targeted amounts. Ms. Fontana and Mr. Sbarra did not participate in the

Bonus Plan due to the fact that the bonuses payable under the Bonus Plan are based on the performance of the Company as a whole, and Ms. Fontana's responsibilities were solely with respect to the Company's service division and Mr. Sbarra's responsibilities were solely with respect to the Company's sales division. The Compensation Committee established a separate bonus plan for Ms. Fontana in which service revenue was a component in determining her bonus. Mr. Sbarra's received a bonus in 2004 pursuant to the terms of his employment agreement. Upon the sale of the Company's information technology business during fiscal year 2004, the Compensation Committee modified the basis for awarding cash bonuses to Messrs. Yaish and Collins and Ms. Fontana. The Compensation Committee determined to award cash bonuses to each of Messrs. Yaish and Collins and Ms. Fontana based on their respective participation in the sale of the Company's information technology business and the consummation of such sale.

     3. Equity-based incentive compensation. In line with the Company's philosophy to motivate individuals as owners, the Company's current long-term incentive program consists of its 1996 Option Plan. Through option grants, executives receive significant equity incentives to build long-term shareholder value. The exercise price of options granted under the stock option plan is fixed at no less than 100% of the fair market value of the underlying stock on the date of grant with respect to incentive stock options, and no less than 85% of such fair market value with respect to non-incentive stock options. To date, all grants of stock options have provided for exercise prices of not less than 100% of the fair market value of the underlying stock on the date of grant. Accordingly, employees receive value from these grants only if the Common Stock appreciates over the long term. If the 2005 Plan is adopted by the shareholders of the Company, the Company will consider granting equity based compensation under the 2005 Plan.

Chief Executive Officer Compensation

     Mr. Steinberg's compensation for fiscal year 2004 was determined by the Compensation Committee, based primarily on a subjective analysis of his experience, performance, level of responsibility and contribution to the Company. For fiscal year 2004, Mr. Steinberg's annual base salary was fixed at $650,000, which was the same base salary the Company paid Mr. Steinberg for the prior fiscal year. Although Mr. Steinberg was eligible to receive a bonus under the Company's Executive Incentive Bonus Plan, he did not receive a bonus with respect to fiscal year 2004. The Company continues to make available to Mr. Steinberg the use of company cars and provides deferred compensation benefits that he has historically received. He also participates in other benefits that the Company makes generally available to its employees, such as medical and other insurance, and has been eligible to participate in the Company's 1996 Option Plan. See "Executive Compensation." If the 2005 Plan is adopted by the shareholders of the Company, Mr. Steinberg will be eligible to participate in such Plan.

                                                    Respectfully Submitted,

                                                    Joel Rothlein, Chairman
                                                    Yacov A. Shamash
                                                    Jeffrey Melnick

                          REPORT OF THE AUDIT COMMITTEE

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors, KPMG LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on the Company's financial statements. The Audit Committee monitors and oversees these processes.

     As part of its duties, the Audit Committee has met and held discussions with management and the independent accountants during fiscal year 2004. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) and discussed with them their independence from the Company and its management.

     Based upon the reports, disclosures and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2004, filed with the Securities and Exchange Commission.

                                                  Respectfully Submitted,

                                                  Michael E. Russell, Chairman
                                                  Yacov A. Shamash
                                                  Jeffrey Melnick

                             STOCK PERFORMANCE GRAPH

     The graph below demonstrates a comparison of cumulative total shareholder returns for the Company's Common Stock, the NASDAQ Stock Market Index for U.S. companies, and a group consisting of the Company's peer corporations on a line-of-business basis, through July 31, 2004. The corporations making up the peer group are Arrow Electronics, Inc., Ingram Micro, Inc., and Tech Data Corporation. The graph assumes the reinvestment of all dividends and the investment of $100 on July 31, 1999 in our Common Stock, the NASDAQ Stock Market Index and the Peer Group Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price for the period from July 31, 1999 through July 31, 2004. The performance graph was plotted using the following cumulative total return data:

                  7/31/99     7/31/00    7/31/01   7/31/02   7/31/03  7/31/04
                  -------     -------    -------   -------   -------  -------
Manchester         $100       176.19     106.67     82.29     81.18    175.62
NASDAQ Index       $100       169.53      66.91     54.67     60.42     70.44
Peer Group         $100       114.14      90.93     70.23     74.04     88.52

[STOCK PERFORMANCE GRAPH]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our Hauppauge, New York facilities were formerly leased from entities affiliated with certain of our executive officers, directors or principal shareholders. In March 2003, the owners sold these facilities to an unaffiliated company. In connection with the sale, the Company entered into a fifteen-year lease with respect to each of the facilities, each expiring on March 31, 2018, with the new owner. Lease terms include a lower base rent in the first year, annual rent increases of two percent (2%) and four five-year renewal options.

     Joel Rothlein, Esq., a director of the Company, is a partner of Kressel Rothlein Walsh & Roth, LLC, which, with its predecessor firms, has acted as outside general counsel to the Company since our inception. During fiscal 2004, 2003, and 2002, $555,000, $257,000 and $208,000, respectively, was paid to such firm for legal fees.

     During the years ended July 31, 2004, 2003, and 2002, we recorded revenue of $303,000, $164,000 and $45,000, respectively, in connection with the sale of equipment to a company controlled by Julian Sandler, a former director of the Company.

     In the ordinary course of our business with customers and vendors, the Company utilizes a restaurant owned by Ilene Steinberg, the daughter of Barry Steinberg, for catering, dining and entertainment services. During the years ended July 31, 2004, 2003 and 2002, the Company paid approximately $42,000, $49,000 and $109,000, respectively, for such services.

     The Company and Joel Stemple, a director of the Company, are parties to a certain Severance and Release Agreement, pursuant to which the Company agreed to pay to Dr. Stemple the sum of $62,000 per annum during each of fiscal years 2005, 2006 and 2007, and provide him with certain medical insurance benefits. The Company and Dr. Stemple also agreed to release each other from certain claims. Dr. Stemple further agreed not to disclose certain information pertaining to the Company's business, and, during the severance period, not to compete with the Company, solicit its employees or interfere with its relationships with its customers.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors, and holders of more than 10% of our Common Stock, to file reports of their trading in our equity securities with the SEC and to provide us with a copy of these reports. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that the reporting persons timely complied with all applicable Section 16(a) filing requirements during the fiscal year ended July 31, 2004, except that Messrs. Rudosfky, Valentine and Julian Sandler, each a former director of the Company, and Mr. Rothlein, did not timely file a Form 4, reporting their respective receipt of options from the Company.

Dated: February 23, 2005                      The Manchester Technologies, Inc.
                                              Board Of Directors

                                                                     Appendix A

Manchester Technologies, Inc.
2005 Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

     1.1 Establishment. Manchester Technologies, Inc., a New York corporation (the "Company"), establishes an incentive compensation plan to be known as the 2005 Incentive Compensation Plan (the "Plan"), as set forth in this document.

     The Plan permits the grant of Cash-Based Awards, Nonqualified Options, Incentive Options, Share Appreciation Rights (SARs), Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, and Other Share-Based Awards.

     The Plan shall become effective upon shareholder approval (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Purpose of the Plan. The purpose of the Plan is to provide a means whereby Employees, Directors, and Third Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors, or Third Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

     1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

Article 2. Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

     2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2 "Annual Award Limit" or "Annual Award Limits" have the meaning set forth in Section 4.3.

     2.3 "Award" means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Options, Incentive Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, or Other Share-Based Awards, in each case subject to the terms of this Plan.

     2.4 "Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

     2.5 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.7 "Cash-Based Award" means an Award granted to a Participant as described in Article 10.

     2.8 "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

     2.9 "Committee" means the committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and, unless otherwise determined by the Board, the Committee shall consist of no fewer than two directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an "outside director" within the meaning of
          Section 162(m) of the Code, and (iii) an "independent director" for purposes of the rules and regulations of the NASDAQ.

     2.10 "Company" means Manchester Technologies, Inc., a New York corporation, and any successor thereto as provided in Article 20 herein.

     2.11 "Covered Employee" means a Participant who is a "covered employee," as defined in Code Section 162(m) and the Treasury Regulations promulgated under Code Section 162(m), or any successor statute.

     2.12 "Director" means any individual who is a member of the Board of Directors of the Company.

     2.13 "Effective Date" has the meaning set forth in Section 1.1.

     2.14 "Employee" means any employee of the Company, its Affiliates, and/or its Subsidiaries.

     2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16 "Fair Market Value" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the NASDAQ or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their Fair Market Value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

     2.17 "Full Value Award" means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

     2.18 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7.

     2.19 "Grant Price" means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

     2.20 "Incentive Option" or "ISO" means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

     2.21 "Insider" shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

     2.22 "Nonemployee Director" means a Director who is not an Employee.

     2.23 "Nonemployee Director Award" means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

     2.24 "Nonqualified Option" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

     2.25 "Option" means an Incentive Option or a Nonqualified Option, as described in Article 6.

     2.26 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.27 "Other Share-Based Award" means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

     2.28 "Participant" means any eligible individual as set forth in Article 5 to whom an Award is granted.

     2.29 "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) of the Code and the applicable Treasury Regulations thereunder for certain performance-based compensation paid to Covered Employees.

     2.30 "Performance Measures" means (i) those measures described in Section
          11.3 hereof on which the performance goals are based, or (ii) such other measures that have been approved by the Company's shareholders as contemplated by Article 11 of this Plan in order to qualify Awards as Performance-Based Compensation.

     2.31 "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

     2.32 "Performance Share" means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

     2.33 "Performance Unit" means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

     2.34 "Period of Restriction" means the period when Restricted Shares or Restricted Share Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

     2.35 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.36 "Plan" means this 2005 Incentive Compensation Plan, as it may hereinafter be amended or restated.

     2.37 "Plan Year" means the Company's fiscal year as may be in effect from time to time. The Company's current fiscal year is the twelve month period beginning on August 1st of a particular year and ending on July 31st of the subsequent year.

     2.38 "Restricted Shares" means an Award granted to a Participant pursuant to Article 8.

     2.39 "Restricted Share Unit" means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

     2.40 "Share" or "Shares" means the Company's shares of common stock, par value $.01 per share.

     2.41 "Share Appreciation Right" or "SAR" means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

     2.42 "Subsidiary" means any corporation, partnership, limited liability company or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest.

     2.43 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

     2.44 "Third Party Service Provider" means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

     2.45 "Treasury Regulations" means the regulations promulgated under the Code.

     2.46 "Withholding Taxes" means any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations.

Article 3. Administration

     3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

     3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

     3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. Notwithstanding the foregoing, the Committee may not delegate to any officer the ability to take any action or make any determination regarding issues arising out of Code Section 162(m).

Article 4. Shares Subject to the Plan and Maximum Awards

     4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the "Share Authorization") shall be 1,000,000 Shares.

     4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

     4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an "Annual Award Limit" and, collectively, "Annual Award Limits") shall apply to grants of such Awards under the Plan:

     (a) Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 500,000 Shares.

     (b) SARs: The maximum number of Shares subject to Share Appreciation Rights granted in any one Plan Year to any one Participant shall be 500,000 Shares.

     (c) Restricted Shares or Restricted Share Units: The maximum aggregate grant with respect to Awards of Restricted Shares or Restricted Share Units in any one Plan Year to any one Participant shall be 500,000.

     (d) Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that any one Participant may receive in any one Plan Year shall be 500,000 Shares (if such Award is payable in Shares), or equal to the value of 500,000 Shares. For this purpose, to the extent an Award is payable in cash or property other than Shares, then such Award shall be treated as payable in such number of Shares having a value equal to the value of the cash or property (other than Shares) payable under such Award, determined as of the earlier of the date of vesting or payout.

     (e) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed 2,000,000 dollars.

     (f) Other Share-Based Awards: The maximum aggregate grant with respect to Other Share-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 500,000 Shares.

     The above Annual Award Limits are intended to comply with Code Section 162(m) and the Treasury Regulations thereunder, and shall be applied and/or construed in such a way to ensure compliance with Code Section 162(m) and the Treasury Regulations thereunder.

     4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

     The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

     Subject to the provisions of Article 17, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, spin-off, split-off, split-up, acquisition of property or stock, or reorganization (collectively, a "Reorganization") upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code and the provisions of Section 409A of the Code, where applicable. Without limiting the foregoing, in the event of any Reorganization, the Committee or the Board may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award made to the holder of such cancelled Award equal in value to the fair market value of such cancelled Award; provided, however, that nothing in this Section 4.4 shall permit the repricing, replacing or regranting of Options or SARs in violation of Section 17.1 or the provisions of
Section 409A of the Code.

Article 5. Eligibility and Participation

     5.1 Eligibility. Individuals eligible to participate in this Plan include all key Employees, Directors, and Third Party Service Providers.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6.  Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the Treasury Regulations thereunder).

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

     6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be: (i) based on 100% of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price on the date of grant must be at least equal to 100% of the FMV of the Shares on the date of grant.

     6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for Options (other than ISOs) granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten years.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

     6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

     Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant's request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination.

      6.9     Transferability of Options.

     (a) Incentive Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this
          Article 6 shall be exercisable during his lifetime only by such Participant.

     (b) Nonqualified Options. Except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this
          Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

     6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

     6.11 Special ISO Rules for 10% Shareholders. If any Participant to whom an ISO is to be granted is, on the date of grant, the owner of Shares (determined using applicable attribution rules) possessing more than 10% of the total combined voting power of all classes of equity securities of his or her employer (or of its parent or subsidiary), then the following special provisions will apply to the ISO granted to that Participant:

     (a) The Option Price per Share of the ISO will not be less than 110% of the Fair Market Value of the Shares underlying such ISO on the date of grant; and

     (b) The ISO will not have a term in excess of 5 years from the date of grant.

Article 7. Share Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. Notwithstanding the foregoing, SARs may be granted only if Shares are traded on an established securities market at the date of grant.

     Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (i) based on 100% of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price on the date of grant must be at least equal to 100% of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

     7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten years.

     7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

     7.5. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the exercise of the Tandem SAR may not have economic and tax consequences more favorable than the exercise of the ISO followed by an immediate sale of the underlying Shares, and the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO; (d) the Tandem SAR may be exercised only when the underlying ISO is eligible to be exercised; and (e) the Tandem SAR is transferable only when the underlying ISO is transferable, and under the same conditions.

     7.6 Payment of SAR Amount. SARs granted under this Plan shall be payable only in Shares. Upon the exercise of an SAR, a Participant shall be entitled to receive from the Company such number of Shares determined by multiplying:

     (a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

     (b)  The number of Shares with respect to which the SAR is exercised.

     Such product shall then be divided by the Fair Market Value of a Share on the date of exercise. The resulting number (rounded down to the next whole number) is the number of Shares to be issued to the Participant upon exercise of an SAR.

     7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     7.8 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

     7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Shares and Restricted Share Units

     8.1 Grant of Restricted Shares or Restricted Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares and/or Restricted Share Units to Participants in such amounts as the Committee shall determine. Restricted Share Units shall be similar to Restricted Shares except that no Shares are actually awarded to the Participant on the date of grant.

     8.2 Restricted Shares or Restricted Share Unit Agreement. Each Restricted Share and/or Restricted Share Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares or the number of Restricted Share Units granted, and such other provisions as the Committee shall determine. Notwithstanding anything in this Article 8 to the contrary, delivery of Shares pursuant to an Award of Restricted Share Units (or an Award of Restricted Shares) shall be made no later than 2-1/2 months after the close of the Company's first taxable year in which such Shares are no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).

     8.3 Transferability. Except as provided in this Plan or an Award Agreement, the Restricted Shares and/or Restricted Share Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Share Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Shares and/or Restricted Share Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

     8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Shares or Restricted Share Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Share Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Share or Restricted Share Units.

     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

     Except as otherwise provided in this Article 8, Restricted Shares covered by each Restricted Share Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Share Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

     8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Restricted Shares granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

     "The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Manchester Technologies, Inc. 2005 Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Manchester Technologies, Inc."

     8.6 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Restricted Shares granted hereunder may be granted the right to exercise full voting rights with respect to those

Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Share Units granted hereunder.

     8.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Shares and/or Restricted Share Units following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Shares or Restricted Share Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Share Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

     9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

     9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

     9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout of the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Notwithstanding anything in this Article 9 to the contrary, delivery of Shares, cash or other property pursuant to an Award of Performance Units/Performance Shares shall be made no later than 2-1/2 months after the close of the Company's first taxable year in which delivery of such Shares, cash or other property is no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).

     9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     9.6 Nontransferability. Except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, a Participant's rights under the Plan shall be exercisable during his lifetime only by such Participant.

Article 10. Cash-Based Awards and Other Share-Based Awards

     10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

     10.2 Other Share-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

     10.3 Value of Cash-Based and Other Share-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Share-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Share-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

     10.4 Payment of Cash-Based Awards and Other Share-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. Notwithstanding anything in this Article 10 to the contrary, delivery of Shares, cash or other property pursuant to a Cash-Based Award or Other Share-Based Award shall be made no later than 2-1/2 months after the close of the Company's first taxable year in which delivery of such Shares, cash or other property is no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).

     10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Share-Based Awards following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Share-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     10.6 Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Share-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant's rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Share-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

Article 11. Performance Measures

     11.1. General. (a) Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as Performance-Based Compensation and thus are exempt from the deduction limitation imposed by Section 162(m) of the Code. Awards shall only qualify as Performance-Based Compensation if, among other things, at the time of grant the Committee is comprised solely of two or more
"outside directors" (as such term is used in Section 162(m) of the Code and the Treasury Regulations thereunder).

     (b) Awards intended to qualify as Performance-Based Compensation may be granted to Participants who are or may be Covered Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Covered Employee.

     (c) The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Awards intended to qualify as Performance-Based Compensation that will be paid out to the Covered Employees, and may attach to such Performance-Based Compensation one or more restrictions.

     11.2. Other Awards. Either the granting or vesting of Awards intended to qualify as Performance-Based Compensation (other than Options and SARs) granted under the Plan shall be subject to the achievement of a performance target or targets, as determined by the Committee in its sole discretion, based on one or more of the performance measures specified in Section 11.3 below. With respect to such Performance-Based Compensation:

     (a) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual Covered Employees or class of Covered Employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

     (b) no Performance-Based Compensation shall be payable to or vest with respect to, as the case may be, any Covered Employee for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

     (c) after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

     11.3 Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

     (a)  Net earnings or net income (before or after taxes);
     (b)  Earnings per share;
     (c)  Net sales growth;
     (d)  Net operating profit;
     (e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);
     (f) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
     (g) Earnings before or after taxes, interest, depreciation, and/or amortization;
     (h)  Gross or operating margins;
     (i)  Productivity ratios; and
     (j) Share price (including, but not limited to, growth measures and total shareholder return).

     Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of peer companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices.

     11.4 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

     11.5 Adjustment of Performance-Based Compensation. Awards intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

     11.6 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 11.1.

Article 12. Nonemployee Director Awards

     All Awards to Nonemployee Directors shall be determined by the Board. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

Article 13. Dividend Equivalents

     Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee (but subject to the provisions of Section 409A of the Code, if applicable).

Article 14. Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 15. Rights of Participants

     15.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant's employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third Party Service Provider for any specified period of time.

     Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

     15.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     15.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16. Change of Control

     In addition to the terms and conditions of this Plan, one or more Awards may be subject to the terms and conditions set forth in a written agreement between the Company and a Participant providing for different terms or provisions with respect to such Awards upon a "Change of Control" of the Company (as that term may be defined in such written agreement), including but not limited to acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms, conditions or provisions as may be contained in such written agreement; provided however, that such written agreement may not increase the maximum amount of such Awards.

Article 17. Amendment, Modification, Suspension, and Termination

     17.1 Amendment, Modification, Suspension, and Termination. Subject to
Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's shareholders and except as provided in Section 4.4, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR. Further, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

     17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

     17.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 18. Withholding

     The Company shall have the right to withhold from a Participant (or a permitted assignee thereof), or otherwise require such Participant or assignee to pay, any Withholding Taxes arising as a result of the grant of any Award, exercise of an Option or SAR, lapse of restrictions with respect to Restricted Shares or Restricted Share Units, or any other taxable event occurring pursuant to this Plan or any Award Agreement. If the Participant (or a permitted assignee thereof) shall fail to make such tax payments as are required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Participant (or permitted assignee) may make a written election which may be accepted or rejected in the discretion of the Committee, (i) to have withheld a portion of any Shares or other payments then issuable to the Participant (or permitted assignee) pursuant to any Award, or
(ii) to tender other Shares to the Company (either by actual delivery or attestation, in the sole discretion of the Committee, provided that, except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price or have been purchased on the open market), in either case having an aggregate Fair Market Value equal to the Withholding Taxes.

Article 19. Successors

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

     20.1 Forfeiture Events.

     (a) The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant's provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

     (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

     20.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

     20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     20.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     20.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

     (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

     (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     20.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     20.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

     20.9 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

     (a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

     (b) Determine which Employees, Directors, or Third Party Service Providers outside the United States are eligible to participate in the Plan;

     (c) Modify the terms and conditions of any Award granted to Employees, Directors, or Third Party Service Providers outside the United States to comply with applicable foreign laws;

     (d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

     (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

     20.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     20.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

     20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     20.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's or any Subsidiary's or Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

     20.14 Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

     20.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's or a Subsidiary's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

     20.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

     20.17 Indemnification. Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     20.18 Amendment to Comply with Applicable Law. It is intended that no Award granted under this Plan shall be subject to any interest or additional tax under
Section 409A of the Code. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code
Section 409A, then the terms and conditions of this Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A.

                          MANCHESTER TECHNOLOGIES, INC.
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

The undersigned hereby appoints Barry R. Steinberg and Seth Collins, and each of them, as his true and lawful Agents and Proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Manchester Technologies, Inc. (the "Company") held of record by the undersigned on January 31, 2005, at the Annual Meeting of Stockholders to be held on March 10, 2005, and any adjournments or postponements thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

By executing this proxy, the undersigned hereby revokes all prior proxies.

1. The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

---------------------------------    ----------------------     ----------------
FOR all nominees listed below [ ]    WITHHOLD AUTHORITY to      *EXCEPTIONS [ ]
                                     vote for all nominees
                                     listed below  [ ]
---------------------------------    ----------------------     ----------------


Nominees: Barry R. Steinberg, Seth Collins, Joel G. Stemple, Joel Rothlein, Michael E. Russell, Yacov A. Shamash and Jeffrey Melnick (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ___________________________

2.   Approval of the Company's 2005 Incentive Compensation Plan.

[ ]  FOR                   [ ]   AGAINST                [ ]    ABSTAIN

3. Ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending July 31, 2005.

[ ]  FOR                   [ ]   AGAINST                [ ]    ABSTAIN

4. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

     [ ]    MARK HERE IF YOU PLAN TO ATTEND THE MEETING

     Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

     Dated __________________ _____,2005
     Signature____________________
     Signature, if held jointly_________________________________

         Votes must be indicated by filling in (x) in black or blue ink.

    Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope